Exhibit 99.1

ANALYST CONTACT: William K. Gerber +1-248-244-5271 bill_gerber@kellyservices.com	MEDIA CONTACT: Renée Walker +1-248-244-4305 renee_walker@kellyservices.com

Kelly Services Announces Probate Court Decision

TROY, Mich., (March 2, 2006) – Kelly Services, Inc. announced today that the Probate Court of Oakland County, Michigan has determined that Verne G. Istock, non-executive chairman, Carl T. Camden, president and chief executive officer, and B. Joseph White, a member of the Board of Directors, in their capacity as Individual Trustees have sole voting power of the 1,970,751 Class B voting shares held in trust for Terence E. Adderley, former chairman and chief executive officer. Bank One Trust Company N.A., a subsidiary of JPMorgan Chase, as trustee of the William R. Kelly Marital Trust has sole voting power of 1,171,189 Class B shares. The Class B shares in the two trusts aggregate 91 percent of the outstanding voting shares.

About Kelly Services

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a Fortune 500 company headquartered in Troy, Mich., offering staffing solutions that include temporary staffing services, staff leasing, outsourcing, vendor on-site and full-time placement. Kelly operates in 30 countries and territories. Kelly provides employment to more than 700,000 employees annually, with skills including office services, accounting, engineering, information technology, law, science, marketing, light industrial, education, health care and home care. Revenue in 2005 was $5.3 billion. Visit www.kellyservices.com.